CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation in the Registration Statement on Amendment No. 2 to Form SB-2 of our report dated July 21, 2004 relating to the consolidated financial statements of Skreem Entertainment Corporation and to the reference to this firm under the caption "Experts" in the Prospectus.



/s/ Thomas Leger & Co., L.L.P.

Thomas Leger & Co., L.L.P.


Houston, Texas
July 12, 2005